CERTIFICATE OF DETERMINATION OF SERIES A NON-VOTING PREFERRED STOCK OF PACIFIC MERCANTILE BANCORP ________________________ Pursuant to Section 401 of the Corporations Code of the State of California ________________________ Thomas M. Vertin and Curt A. Christianssen hereby certify as follows: FIRST: They are the President and Chief Financial Officer, respectively, of Pacific Mercantile Bancorp, a California corporation (the “Corporation”). SECOND: The Corporation’s Articles of Incorporation (as amended, supplemented and/or restated, the “Articles”) authorizes the issuance of up to 2,000,000 shares of preferred stock, no par value per share (the “Authorized Preferred Stock”), and further authorizes the Board of Directors of the Corporation to (i) divide the Authorized Preferred Stock into such number of series as the Board of Directors determines, (ii) determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Authorized Preferred Stock, and (iii) fix the number of shares and designation of any such series of Authorized Preferred Stock. THIRD: On September 12, 2018, the Board of Directors of the Corporation adopted the following resolution authorizing the creation and issuance of a series of said Authorized Preferred Stock to be known as “Series A Non-Voting Preferred Stock”: RESOLVED, that, pursuant to authority conferred upon the Board of Directors by Article III of the Articles, the Board of Directors hereby designates the Series A Non-Voting Preferred Stock as a new series of preferred stock and the number of shares constituting such series and fixes the rights, powers, preferences, privileges and the qualifications, limitations and restrictions relating to such series as set forth in Attachment A. FOURTH: No shares of Series A Non-Voting Preferred Stock have been issued. FIFTH: Attachment A is incorporated by reference as if fully set forth herein. [Signature page follows]

ATTACHMENT A ________________________ Certificate of Determination of the Series A Non-Voting Preferred Stock of Pacific Mercantile Bancorp ________________________ 1. Designation, Number and Rank. A series of preferred stock is hereby created out of the authorized and unissued shares of preferred stock of the Corporation. The shares of such series shall be designated as “Series A Non-Voting Preferred Stock” (the “Series A Non-Voting Preferred Stock”). The number of shares initially constituting the Series A Non-Voting Preferred Stock shall be 1,467,155. The number of shares of Series A Non-Voting Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by a further statement of determination hereafter adopted by resolution of the Board of Directors in accordance with applicable law and the Articles of Incorporation. In case the authorized number of shares of Series A Non-Voting Preferred Stock shall be so decreased, any excess shares shall revert to authorized but unissued shares of preferred stock of the Corporation undesignated as to series. The Series A Non-Voting Preferred Stock shall be subordinate and junior to all indebtedness of the Corporation and to all other series of preferred stock of the Corporation, other than any series of preferred stock the terms of which provide that such series is equal, subordinate or junior to the Series A Non-Voting Preferred Stock in any respect, and shall rank on parity with the Common Stock with respect to the declaration and payment of dividends. The Series A Non-Voting Preferred Stock shall have a liquidation preference of $0.0001 per share over the Common Stock with respect to distributions upon the liquidation, dissolution or winding up of the Corporation as set forth in Section 3 below. Each share of Series A Non-Voting Preferred Stock shall be identical in all respects to every other share of Series A Non-Voting Preferred Stock. 2. Dividends. The holders of Series A Non-Voting Preferred Stock shall be entitled to receive ratable dividends as provided herein only if and when dividends are concurrently declared and payable on the shares of Common Stock of the Corporation, out of any assets legally available therefor, which dividends shall be payable when, as and if declared by the Board of Directors; provided, that no dividend may be declared or paid on the Common Stock unless a dividend of equal amount is also concurrently declared or paid, as applicable, on the Series A Non- Voting Preferred Stock. The right to receive dividends on the Series A Non-Voting Preferred Stock shall not be cumulative. The full amount and form (whether cash, stock or other property) of dividends, if any, declared and payable on each share of Series A Non-Voting Preferred Stock in connection with the declaration and payment of any dividend on the Common Stock of the Corporation shall be the amount equal to and in the same form or forms as the dividend concurrently declared and payable on one share of Common Stock of the Corporation multiplied by the Conversion Ratio in effect as of immediately prior to the payment of the dividend; provided, however, that any dividend on the Common Stock of the Corporation that is payable in shares of Common Stock shall not be declared or paid on the Series A Non-Voting Preferred Stock, but instead shall result in an adjustment to the Conversion Ratio (in effect as of immediately prior to the payment of the dividend) pursuant to Section 6(a) below; and provided further, that if a -3-

dividend on the Common Stock of the Corporation is payable in rights or warrants to subscribe for shares of Common Stock or purchase Common Stock pursuant to a conversion feature in a debt or equity security or otherwise, the corresponding dividend on the Series A Non-Voting Preferred Stock shall consist of an identical right or warrant except that (i) it shall be to acquire a number of shares of Series A Non-Voting Preferred Stock equal to the number of shares of Common Stock that would have been subject to such right or warrant but for this provision, and (ii) the exercise price of such right or warrant shall be multiplied by an amount equal to the Conversion Ratio. 3. Liquidation. Upon the occurrence of a Liquidation Event (as defined below), the assets of the Corporation or proceeds thereof (whether capital or surplus) remaining available for distribution to shareholders of the Corporation after payment, or provision for payment, in full of all claims of creditors of the Corporation and all amounts due on any preferred stock or other securities of the Corporation that are superior and prior in rank to the Common Stock and the Series A Non-Voting Preferred Stock (collectively, the “Funds Available For Distribution”), shall be distributed as follows: First, to the holders of the Series A Non-Voting Preferred Stock in an amount equal to the lesser of (i) $0.0001 per share of Series A Non-Voting Preferred Stock (the “Series A Liquidation Preference”), and (ii) the Funds Available For Distribution; and Second, if after payment of the Series A Liquidation Preference there remain any Funds Available For Distribution, then all such remaining Funds Available For Distribution shall be distributed to the holders of the Common Stock and the Series A Non-Voting Preferred Stock pro rata based, respectively, on the number of shares of Common Stock outstanding at such time and the number of shares of Common Stock into which the Series A Non- Voting Preferred Stock outstanding at such time would then be convertible if an event specified in clauses (iii), (iv) or (v) in Section 5(a) had occurred simultaneously therewith. For purposes of this Section 3, a “Liquidation Event” means a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. 4. Voting. The Series A Non-Voting Preferred Stock shall not be entitled to vote on any matter except as required by the California Corporations Code (the “Code”). As to all matters for which voting by class is specifically required by the Code, each outstanding share of Series A Non-Voting Preferred Stock shall be entitled to one vote. 5. Mandatory Conversion. (a) Bank Regulatory Conversion. Each share of Series A Non-Voting Preferred Stock shall convert, automatically and without any action by any person, into fully paid and nonassessable share or shares of Common Stock at the then effective Conversion Ratio upon any transfer of such share to any person other than the Initial Holder (as defined in Section 5(c)(iii) below) or any Affiliate (as defined in Section 5(c)(i) below) of such Initial Holder pursuant to clause (iii), (iv) or (v) of the following sentence. The shares of Series A Non-Voting Preferred Stock are not convertible into Common Stock by the Initial Holder or any Affiliate of such Initial Holder and may only be transferred by the Initial Holder or such Affiliate (i) to an Affiliate of such Initial Holder, (ii) to the Corporation, (iii) pursuant to any public offering or public sale of -4-

securities of the Corporation (including, without limitation, a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”) and a public sale pursuant to Rule 144 under the Securities Act or any similar rule then in force) , (iv) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Corporation, or (v) to a transferee that would control more than 50% of the voting securities of the Corporation without any transfer from the Initial Holder or any Affiliate of such Initial Holder. Notwithstanding the foregoing, the Corporation may restrict such conversion to the extent it would be inconsistent with, or in violation of, the requirements of any Regulator (as defined in Section 5(c)(iv) below) with respect to the restrictions on the transfer of the Series A Non-Voting Preferred Stock that are required in order to preserve the “non-voting” classification of the Series A Non-Voting Preferred Stock for regulatory purposes. Any such restriction shall be imposed and deemed effective immediately upon the transmittal by the Corporation of written notice to such holder specifying in reasonable detail the reason for such restriction; and in the event such notice is transmitted after the event giving rise to such automatic conversion, the restriction shall be deemed to have been imposed and effective retroactively to the time of such event, and such conversion shall be deemed not to have occurred, so long as such notice is transmitted within one hundred eighty (180) days after the event giving rise to such conversion. Such notice may be dispatched by first class mail, by electronic transmission, or by any other means reasonably designed and in good faith intended to provide prompt delivery to an executive officer (or equivalent) of, or legal counsel to, such holder. (b) Conversion on Authorization of Non-Voting Common Stock. Each share of Series A Non-Voting Preferred Stock shall convert, automatically and without any action by any person, into one fully paid and nonassessable share of Non-Voting Common Stock as of the close of business on the effective date of an amendment to the Articles of Incorporation of the Corporation that authorizes the Corporation to issue shares of Non-Voting Common Stock in an amount not less than the number of shares into which all then outstanding shares of Series A Non- Voting Preferred Stock shall be convertible. As used herein, the term “Non-Voting Common Stock” means capital stock of the Corporation having all of the rights and other attributes of the Common Stock that the Corporation is currently authorized to issue, except that such stock (i) shall not be entitled to vote on any matter, except as required by the Code, and (ii) shall convert into Common Stock at a ratio equal to the then effective Conversion Ratio automatically and without any action by any person, upon the same events and be subject to the same restrictions on transfer as provided in Section 5(a) with respect to the Series A Non-Voting Preferred Stock. No new shares of Series A Non-Voting Preferred Stock shall be issuable by the Corporation after the date and time the amendment to the Articles of Incorporation authorizing the Corporation to issue Non- Voting Common Stock becomes effective. (c) Certain Definitions. For purposes of this Certificate of Determination and the Corporation's Articles of Incorporation as amended hereby: (i) the term “Affiliate” shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with the person or entity to which the defined term refers. For purposes of this definition, the term “control” means the ability, directly or indirectly, to direct or influence the direction of the management and policies of the person in question, whether such ability arises by virtue of ownership interest, contract right or otherwise. Without limiting the generality of the foregoing, a person is an Affiliate of another -5-

person if the first person (i) is an executive officer (as such term is defined in Rule 405 of the Securities Act) of the second person; (ii) is a director of the second person where such second person is a corporation; (iii) is a manager (or an executive officer, director, general partner or manager of an entity that is a manager) of the second person where such second person is a limited liability company; (iv) is a general partner (or an executive officer, director, general partner or manager of an entity that is a general partner) of the second person where such second person is a partnership; or (v) directly or indirectly has or shares the power to vote, or direct the voting of, or to dispose of, or direct the disposition of, securities representing more than ten percent (10%) of the combined voting power of the securities of the second person; (ii) the term “Conversion Ratio” means the number of shares of Common Stock into which a share of Series A Non-Voting Preferred Stock is convertible into. The Conversion Ratio shall initially be one and shall be subject to adjustment as provided herein; (iii) the term “Initial Holder” shall mean Patriot Financial Partners III, L.P., in its capacity as an entity to which the Corporation originally issued shares of Series A Non- Voting Preferred Stock; and (iv) the term “Regulator” shall mean any of (i) the Board of Governors of the Federal Reserve System (whether acting directly or by or through the Federal Reserve Bank of San Francisco in such bank’s regulatory capacity); (ii) the Federal Deposit Insurance Corporation; (iii) the California Department of Business Oversight; (iv) any successor agency to any of the foregoing; or (v) any other federal or state regulatory authority, whether in existence as of the date hereof or hereafter established, having jurisdiction over the Corporation or its banking subsidiary as to matters of compliance with the Federal Deposit Insurance Company Act, the Bank Holding Company Act, the Federal Reserve Act, the Home Owners' Loan Act, the California Financial Code, any successor statute or amendment to any of the foregoing, or any regulation adopted pursuant thereto. 6. Adjustments for Certain Events. (a) Changes in Capitalization. In the event of any stock dividend, stock split, recombination or other similar event affecting the Common Stock, the then effective Conversion Ratio shall be adjusted by multiplying such Conversion Ratio by a fraction, (i) the numerator of which is the number of shares of Common Stock outstanding immediately after the effective time of such event (excluding for such purpose shares of Common Stock issuable upon the conversion of the Series A Non-Voting Preferred Stock but including any other securities convertible into or exchangeable for shares of Common Stock), and (ii) the denominator of which is the number of shares of Common Stock outstanding immediately prior to the effective time of such event (excluding for such purpose shares of Common Stock issuable upon the conversion of the Series A Non-Voting Preferred Stock but including any other securities convertible into or exchangeable for shares of Common Stock). For avoidance of doubt, no issuance of securities shall give rise to the adjustment set forth in this Section 6(a) unless approved by the Board of Directors of the Corporation for the purpose of affecting all shares of Common Stock (including securities convertible into or exchangeable for Common Stock) proportionately. In the event the adjustment required in this Section 6(a) would result in an unjust or disproportionate adjustment to the -6-

Conversion Ratio, then such adjustment shall be revised to cause the result to be as nearly as possible equitable and just as among all holders of the Corporation’s capital stock. (b) Certain Corporate Transactions. In the event of (A) the acquisition by any person (including a group of related persons within the meaning of Rule 13d-2 of the Securities Exchange Act of 1934, as amended, whether or not such regulation shall then be applicable to the Corporation or its securities) of (i) more than fifty percent (50%) of the outstanding capital stock of the Corporation, or (ii) all or substantially all of the assets of the Corporation (including without limitation the sale of more than two-thirds (2/3) of the capital stock held by the Corporation in Pacific Mercantile Bank); or (B) a merger of the Corporation with or into any person, or of any person with or into the Corporation, immediately after which the shareholders of the Corporation (as measured immediately prior to completion of the transaction) own less than a majority of the combined capital stock or membership interests of the surviving entity, then, in each such case, proper provision shall be made so that the holders of the Series A Non-Voting Preferred Stock shall be entitled to receive in exchange for or in respect of their shares of Series A Non-Voting Preferred Stock the same form and amount of consideration, if any, as the holders of the Common Stock receive in exchange for or in respect of their shares of Common Stock, with the amount of such consideration, if any, to be received for or in respect of each share of Series A Non-Voting Preferred Stock to be equal to the product of (x) the amount that would be received by a holder of one share of Common Stock, and (y) the then effective Conversion Ratio. 7. Perpetual; No Maturity. The Series A Non-Voting Preferred Stock shall be perpetual and shall be without maturity subject only to conversion into shares of Common Stock or Non-Voting Common Stock in accordance with this Certificate of Determination. 8. Non-Redeemable. The Series A Non-Voting Preferred Stock shall not be redeemable either at the Corporation’s option or at the option of the holder at any time. The Series A Non-Voting Preferred Stock shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series A Non-Voting Preferred Stock. 9. Status of Converted Series A Non-Voting Preferred Stock. Shares of Series A Non-Voting Preferred Stock duly converted in accordance with this Certificate of Determination, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued preferred stock, will be undesignated as to series and will be available for future issuance by action of the Board of Directors. The Corporation may from time to time take such appropriate action as may be necessary or appropriate to reduce the authorized number of shares of Series A Non-Voting Preferred Stock to reflect the conversion or acquisition by the Corporation of any Series A Non-Voting Preferred Stock. -7-